Exhibit 99.1

Cross Country Healthcare Announces Fourth Quarter and Full Year 2020 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--February 24, 2021--Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced financial results for its fourth quarter and full year ended December 31, 2020.

SELECTED FINANCIAL INFORMATION:

Dollars are in thousands, except per share amounts	Q4 2020	Variance Q4 2020 vs Q4 2019		Variance Q4 2020 vs Q3 2020		Full Year 2020	Variance 2020 vs 2019

Revenue	$215,606	—%		11%		$836,417	2%
Gross profit margin*	25.2%	50	bps	50	bps	24.2%	(60)	bps
Net income (loss) attributable to common shareholders	$4,612	503%		446%		$(12,962)	78%
Diluted EPS	$0.13	$0.16		$0.17		$(0.36)	$1.25
Adjusted EBITDA*	$11,500	39%		34%		$36,322	43%
Adjusted EPS*	$0.19	$0.12		$0.07		$0.46	$0.31
Cash flows from operations	$1,929	136%		123%		$27,204	391%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

"Our performance in the fourth quarter once again demonstrates our ability to deliver the critical staff and support needed by our clients. We continue to see significantly higher demand from COVID, driving increases in both the number of clinicians on assignments as well as higher bill rates for the first quarter of 2021," said Kevin Clark, Co-founder and CEO for Cross Country Healthcare.

Fourth quarter consolidated revenue was $215.6 million, representing an increase of 11% sequentially and flat with the prior year. Consolidated gross margin was 25.2%, up 50 basis points year-over-year and sequentially. Net income attributable to common shareholders was $4.6 million compared to losses of $1.1 million in the prior year and $1.3 million in the prior quarter. Diluted EPS was $0.13 per share compared to losses of $0.03 per share in the prior year and $0.04 per share in the prior quarter. Adjusted EBITDA was $11.5 million or 5.3% of revenue, as compared with $8.3 million or 3.9% of revenue in the prior year, and $8.6 million or 4.4% of revenue in the prior quarter. Adjusted EPS was $0.19 compared with $0.07 in the prior year and $0.12 in the prior quarter.

For the year ended December 31, 2020, consolidated revenue was $836.4 million, an increase of 2% over the prior year. Consolidated gross margin was 24.2%, down 60 basis points year-over-year. Net loss attributable to common shareholders was $13.0 million, or a net loss of $0.36 per diluted share, compared to a net loss of $57.7 million, or a loss of $1.61 per diluted share in the prior year. Adjusted EBITDA was $36.3 million or 4.3% of revenue, as compared with $25.5 million or 3.1% of revenue in the prior year. Adjusted EPS was $0.46 compared to $0.15 in the prior year.

Full year 2020 results included non-cash impairment charges of $16.2 million, which was comprised of $10.7 million, primarily related to goodwill and customer relationships for the Search business, and $5.5 million related to right-of-use assets and related property and equipment in connection with leases that were vacated during the year. Results for the year ended December 31, 2020 also included $6.1 million in restructuring costs primarily comprised of employee termination costs and lease-related exit costs.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue was $196.4 million, representing a 3% increase year-over-year and 12% sequentially. Contribution income was $22.3 million, compared to $17.8 million in the prior year and $18.2 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis were 5,798 as compared with 7,339 in the prior year and 5,403 in the prior quarter. Revenue per FTE per day was $368 compared to $284 in the prior year and $353 in the prior quarter.

Physician Staffing

Revenue was $16.4 million, a decrease of 18% year-over-year and consistent with the prior quarter. Contribution income was $0.9 million, a decrease compared to $1.0 million in the prior year and an increase compared to $0.8 million in the prior quarter. Total days filled were 9,911 as compared with 11,672 in the prior year and 9,682 in the prior quarter. Revenue per day filled was $1,658 as compared with $1,714 in the prior year and $1,699 in the prior quarter.

Search

Revenue was $2.8 million, a decrease of 24% year-over-year and an increase of 23% sequentially. Contribution income was $0.6 million, compared to losses of $0.3 million in both the prior year and the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow provided by operations for the quarter was $1.9 million compared to cash flow used in operations of $5.4 million in the prior year and $8.5 million in the prior quarter, with the principal driver being a six day sequential improvement in days' sales outstanding. Cash flow provided by operating activities for the full year was $27.2 million compared to $5.5 million in the prior year.

At December 31, 2020, the Company had $1.6 million in cash and cash equivalents, $53.4 million of borrowings drawn under its asset-based loan facility (ABL), and $18.5 million of letters of credit outstanding. Availability under the ABL is subject to a borrowing base, which was $125.5 million as of December 31, 2020, with $53.6 million available for borrowing as of December 31, 2020.

Outlook for First Quarter 2021

The guidance below applies only to management’s expectations for the first quarter of 2021.

	Q1 2021 Range	Year-over-Year Change	Sequential Change

Revenue	$280 million - $295 million	33% - 40%	30% - 37%

Gross Profit Margin*	21.2% - 21.7%	(240) bps - (190) bps	(400) bps - (350) bps

Adjusted EBITDA*	$16.0 million - $18.0 million	247% - 290%	39% - 57%

Adjusted EPS*	$0.32 - $0.37	$0.33 - $0.38	$0.13 - $0.18

* Refer to discussion of Non-GAAP financial measures below.

There remains a high degree of uncertainty regarding the continued impact from COVID-19 on our business. In particular, the outlook above assumes sequential increases in bill rates and the number of clinicians on COVID assignments, and the continued closures of schools in key markets. As a result of the stronger projected performance for both revenue and Adjusted EBITDA, as well as continued uncertainty from the pandemic, the Company continues the use of wider guidance ranges for the first quarter of 2021.

The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, changes in debt structure, or future share repurchases. The guidance also reflects the impacts from certain cost actions and actual results may differ depending on timing and further actions it may take. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, February 24, 2021, at 5:00 P.M. Eastern Time to discuss its fourth quarter and full year 2020 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from February 24th through March 11th at the Company's website and a replay of the conference call will be available by telephone by calling 800-510-0118 from anywhere in the U.S. or 203-369-3808 from non-U.S. locations - Passcode: 2021.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (CCH) is a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement, and consultative services for healthcare customers. Leveraging our 35 years of industry expertise and insight, CCH solves complex labor-related challenges for customers while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® Award winner, CCH is committed to an exceptionally high level of service to both our clients and our healthcare professionals. CCH was the first publicly traded staffing firm to obtain The Joint Commission Certification, which it still holds with a Letter of Distinction. In February 2021, CCH earned Energage's inaugural 2021 Top Workplaces USA award. CCH has a longstanding history of investing in its diversity, equality, and inclusion strategic initiatives as a key component of the organization’s overall corporate social responsibility program which is closely aligned with its core values to create a better future for its people, communities, the planet, and its shareholders.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, made with the Securities and Exchange Commission (SEC) filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act, and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and "could", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the potential impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and in our other filings with the SEC. You should consult any further disclosures the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2020	2019	2020	2020	2019

Revenue from services	$215,606	$215,096	$193,968	$836,417	$822,224
Operating expenses:
Direct operating expenses	161,214	161,935	145,965	633,685	618,215
Selling, general and administrative expenses	44,870	45,572	40,804	173,809	181,959
Bad debt expense	652	505	946	3,035	2,008
Depreciation and amortization	2,199	4,627	3,247	12,671	14,075
Acquisition and integration-related costs	—	(184)	—	77	201
Restructuring costs	842	687	2,316	6,052	3,571
Legal settlement charges	—	—	—	—	1,600
Impairment charges	166	—	1,071	16,248	16,306
Total operating expenses	209,943	213,142	194,349	845,577	837,935
Income (loss) from operations	5,663	1,954	(381)	(9,160)	(15,711)
Other expenses (income):
Interest expense	671	1,048	608	2,890	5,306
Loss on derivative	—	—	—	—	1,284
Loss on early extinguishment of debt	—	1,470	—	—	1,978
Other expense (income), net	326	144	(10)	280	(68)
Income (loss) before income taxes	4,666	(708)	(979)	(12,330)	(24,211)
Income tax (benefit) expense	(156)	(108)	169	(188)	31,732
Consolidated net income (loss)	4,822	(600)	(1,148)	(12,142)	(55,943)
Less: Net income attributable to noncontrolling interest in subsidiary	210	544	186	820	1,770
Net income (loss) attributable to common shareholders	$4,612	$(1,144)	$(1,334)	$(12,962)	$(57,713)

Net income (loss) per share attributable to common shareholders - Basic and Diluted	$0.13	$(0.03)	$(0.04)	$(0.36)	$(1.61)

Weighted average common shares outstanding:
Basic	36,177	35,869	36,176	36,088	35,815
Diluted	36,778	35,869	36,176	36,088	35,815

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2020	2019	2020	2020	2019
Adjusted EBITDA:[a]
Net income (loss) attributable to common shareholders	$4,612	$(1,144)	$(1,334)	$(12,962)	$(57,713)
Interest expense	671	1,048	608	2,890	5,306
Income tax (benefit) expense[b]	(156)	(108)	169	(188)	31,732
Depreciation and amortization	2,199	4,627	3,247	12,671	14,075
Acquisition and integration-related costs[c]	—	(184)	—	77	201
Restructuring costs[d]	842	687	2,316	6,052	3,571
Legal settlements and fees[e]	600	—	837	2,998	1,600
Impairment charges[f]	166	—	1,071	16,248	16,306
Loss on derivative[g]	—	—	—	—	1,284
Loss on early extinguishment of debt[h]	—	1,470	—	—	1,978
Loss on disposal of fixed assets	364	—	—	364	—
Other expense (income), net	(38)	144	(10)	(84)	(68)
Equity compensation	1,340	879	1,064	5,403	3,396
Applicant tracking system costs[i]	690	323	444	2,033	2,030
Net income attributable to noncontrolling interest in subsidiary	210	544	186	820	1,770
Adjusted EBITDA[a]	$11,500	$8,286	$8,598	$36,322	$25,468

Adjusted EPS:[j]
Numerator:
Net income (loss) attributable to common shareholders	$4,612	$(1,144)	$(1,334)	$(12,962)	$(57,713)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[c]	—	(184)	—	77	201
Restructuring costs[d]	842	687	2,316	6,052	3,571
Legal settlements and fees[e]	600	—	837	2,998	1,600
Impairment charges (excluding rebranding impacts)[f]	166	—	1,071	16,248	1,804
Rebranding impairments and accelerated amortization[f]	—	1,978	938	3,075	17,379
Loss on derivative[g]	—	—	—	—	1,284
Loss on early extinguishment of debt[h]	—	1,470	—	—	1,978
Applicant tracking system costs[i]	690	323	444	2,033	2,030
Nonrecurring income tax adjustments	(18)	(428)	—	295	35,247
Tax impact of non-GAAP adjustments	(2)	—	(20)	(992)	(2,044)
Adjusted net income attributable to common shareholders - non-GAAP	$6,890	$2,702	$4,252	$16,824	$5,337

Denominator:
Weighted average common shares - basic, GAAP	36,177	35,869	36,176	36,088	35,815
Dilutive impact of share-based payments[k]	601	472	228	340	251
Adjusted weighted average common shares - diluted, non-GAAP	36,778	36,341	36,404	36,428	36,066

Reconciliation:
Diluted EPS, GAAP	$0.13	$(0.03)	$(0.04)	$(0.36)	$(1.61)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[c]	—	(0.01)	—	—	—
Restructuring costs[d]	0.02	0.02	0.06	0.16	0.10
Legal settlements and fees[e]	0.02	—	0.03	0.09	0.05
Impairment charges (excluding rebranding impacts)[f]	—	—	0.03	0.45	0.05
Rebranding impairments and accelerated amortization[f]	—	0.05	0.03	0.09	0.48
Loss on derivative[g]	—	—	—	—	0.04
Loss on early extinguishment of debt[h]	—	0.04	—	—	0.05
Applicant tracking system costs[i]	0.02	0.01	0.01	0.05	0.06
Nonrecurring income tax adjustments	—	(0.01)	—	0.01	0.98
Tax impact of non-GAAP adjustments	—	—	—	(0.03)	(0.05)
Adjusted EPS, non-GAAP[j]	$0.19	$0.07	$0.12	$0.46	$0.15

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31,	December 31,
	2020	2019

Assets
Current assets:
Cash and cash equivalents	$1,600	$1,032
Accounts receivable, net	170,003	169,528
Prepaid expenses	5,455	6,097
Insurance recovery receivable	4,698	5,011
Other current assets	1,355	1,689
Total current assets	183,111	183,357
Property and equipment, net	12,351	11,832
Operating lease right-of-use assets	10,447	16,964
Goodwill	90,924	101,066
Trade names, indefinite-lived	5,900	5,900
Other intangible assets, net	34,831	44,957
Other non-current assets	19,409	18,298
Total assets	$356,973	$382,374

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$49,877	$45,726
Accrued employee compensation and benefits	35,540	31,307
Operating lease liabilities - current	4,509	4,878
Other current liabilities	3,497	3,554
Total current liabilities	93,423	85,465
Revolving credit facility	53,408	70,974
Operating lease liabilities - non-current	15,234	19,070
Non-current deferred tax liabilities	6,592	7,523
Long-term accrued claims	25,412	26,938
Contingent consideration	—	4,867
Other long-term liabilities	7,995	4,037
Total liabilities	202,064	218,874

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	310,388	305,643
Accumulated other comprehensive loss	(1,280)	(1,240)
Accumulated deficit	(154,737)	(141,775)
Total Cross Country Healthcare, Inc. stockholders' equity	154,375	162,632
Noncontrolling interest in subsidiary	534	868
Total stockholders' equity	154,909	163,500
Total liabilities and stockholders' equity	$356,973	$382,374

Cross Country Healthcare, Inc.
Segment Data[l]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change	% change
	2020	Total	2019	Total	2020	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$196,374	91%	$191,417	89%	$175,244	90%	2.6%	12.1%
Physician Staffing	16,429	8%	20,011	9%	16,452	9%	(17.9)%	(0.1)%
Search	2,803	1%	3,668	2%	2,272	1%	(23.6)%	23.4%
	$215,606	100%	$215,096	100%	$193,968	100%	0.2%	11.2%

Contribution income (loss):[m]
Nurse and Allied Staffing	$22,265		$17,849		$18,233		24.7%	22.1%
Physician Staffing	942		1,034		827		(8.9)%	13.9%
Search	570		(297)		(308)		291.9%	285.1%
	23,777		18,586		18,752		27.9%	26.8%

Corporate overhead[n]	14,907		11,502		12,499		(29.6)%	(19.3)%
Depreciation and amortization	2,199		4,627		3,247		52.5%	32.3%
Acquisition and integration-related costs[c]	—		(184)		—		(100.0)%	—%
Restructuring costs[d]	842		687		2,316		(22.6)%	63.6%
Impairment charges[f]	166		—		1,071		(100.0)%	84.5%
Income (loss) from operations	$5,663		$1,954		$(381)		189.8%	NM

	Year Ended						Year-over-Year
	December 31,	% of	December 31,	% of			% change
	2020	Total	2019	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$757,949	91%	$732,815	89%			3.4%
Physician Staffing	67,934	8%	74,605	9%			(8.9)%
Search	10,534	1%	14,804	2%			(28.8)%
	$836,417	100%	$822,224	100%			1.7%

Contribution income (loss):[m]
Nurse and Allied Staffing	$75,293		$64,353				17.0%
Physician Staffing	3,619		2,758				31.2%
Search	(1,124)		(823)				(36.6)%
	77,788		66,288				17.3%

Corporate overhead[n]	51,900		46,246				(12.2)%
Depreciation and amortization	12,671		14,075				10.0%
Acquisition and integration-related costs[c]	77		201				61.7%
Restructuring costs[d]	6,052		3,571				(69.5)%
Legal settlement charges[e]	—		1,600				100.0%
Impairment charges[f]	16,248		16,306				0.4%
Loss from operations	$(9,160)		$(15,711)				41.7%

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2020	2019	2020	2020	2019

Net cash provided by (used in) operating activities	$1,929	$(5,351)	$(8,456)	$27,204	$5,542
Net cash used in investing activities	(956)	(898)	(1,169)	(4,615)	(2,940)
Net cash (used in) provided by financing activities	(2,827)	(2,186)	6,818	(22,010)	(17,599)
Effect of exchange rate changes on cash	8	9	19	(11)	10
Change in cash and cash equivalents	(1,846)	(8,426)	(2,788)	568	(14,987)
Cash and cash equivalents at beginning of period	3,446	9,458	6,234	1,032	16,019
Cash and cash equivalents at end of period	$1,600	$1,032	$3,446	$1,600	$1,032

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2020	2019	2020	2020	2019

Consolidated gross profit margin[o]	25.2%	24.7%	24.7%	24.2%	24.8%

Nurse and Allied Staffing statistical data:
FTEs[p]	5,798	7,339	5,403	6,037	7,113
Average Nurse and Allied Staffing revenue per FTE per day[q]	$368	$284	$353	$343	$282

Physician Staffing statistical data:
Days filled[r]	9,911	11,672	9,682	38,987	44,381
Revenue per day filled[s]	$1,658	$1,714	$1,699	$1,742	$1,681

(a)

Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net income (loss) attributable to common shareholders before interest expense, income tax (benefit) expense, depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(b)	Income tax expense for the year ended December 31, 2019 includes $35.8 million of expense related to the establishment of valuation allowances on our deferred tax assets in the second quarter.
(c)

Acquisition and integration-related costs include costs for prior acquisitions, costs incurred for potential transactions, and accretion and valuation adjustments related to the contingent consideration liability for the Mediscan acquisition.

(d)	Restructuring costs are primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(e)

Legal settlements and fees include legal settlement charges as presented on the consolidated statements of operations as well as legal fees pertaining to non-operational legal matters which are included in selling, general and administrative expenses. For the year ended December 31, 2019, we incurred legal settlement charges pertaining to the resolution of a medical malpractice lawsuit in excess of carrier limits as well as a California wage and hour class action settlement. For the year ended December 31, 2020, we incurred $3.0 million in legal fees related to an ongoing legal matter outside the normal course of operations.

(f)

Impairment charges in 2020 of $16.2 million were comprised of $10.7 million primarily related to goodwill and other intangible assets for the Search business and $5.5 million related to right-of-use assets and related property and equipment in connection with leases that were vacated during the year. Impairment charges in 2019 related to trade name impairment of $14.5 million related to Nurse and Allied Staffing resulting from the Company's rebranding initiative and $1.8 million related to the Company's decision to cease use of certain of its leased properties in conjunction with its restructuring plan. Rebranding impairments and accelerated amortization related to finite-lived trade names in connection with the rebranding initiatives.

(g)	Loss on derivative represents the amount paid to terminate an interest rate hedge related to our term loan that was refinanced in October 2019.
(h)

Loss on early extinguishment of debt for the year ended December 31, 2019 consists of write-off and extinguishment costs related to the refinancing of our debt in the fourth quarter of 2019, and the write-off of debt issuance costs in the prior quarters related to optional prepayments on our term loan made in the first and second quarters and an optional reduction in borrowing capacity under our prior revolving credit facility.

(i)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general and administrative expenses on the consolidated statement of operations and included in corporate overhead in segment data.

(j)

Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders per diluted share before the diluted EPS impact of acquisition and integration-related costs, restructuring costs, legal settlements and fees, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(k)

Due to the net loss for the three months ended December 31, 2019 and September 30, 2020, and for the years ended December 31, 2020 and 2019, 472, 228, 340, and 251 shares (in thousands), respectively, were excluded from diluted weighted average shares.

(l)	Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC.
(m)

Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(n)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(o)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(p)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(q)

Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses.

(r)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(s)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President & Chief Financial Officer
wburns@crosscountry.com